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                                                                Exhibit 5

                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                            Telephone: (212) 821-8000
                            Facsimile: (212) 821-8111






August 5, 1997



CN Biosciences, Inc.
10394 Pacific Center Court
San Diego, CA 92121

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by CN Biosciences, Inc. (the "Company") on August 5, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 250,000 shares (the "Shares"), par value $.01 per share, of common stock of the Company (the "Common Stock"). The Shares are issuable upon the exercise of stock options to be granted to participants (the "Participants") under the CN Biosciences, Inc. Second Amended and Restated 1992 Stock Option Plan (the "Plan").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:


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CN Biosciences
August 5, 1997
Page 2



         The Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants pursuant to the terms of the Plan for consideration in excess of $.01 per share, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher